Exhibit 99.1
Lightbridge Announces Sale of its Telecom Decisioning Services Business
Subleases Space at Burlington, MA Location
Revises First Quarter 2007 Guidance
Burlington, MA — February 21, 2007 —Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce company, today announced it has sold its Telecom Decisioning Services (TDS) business to Vesta Corporation for $2.5 million in cash plus the assumption of certain contractual liabilities.
“We believe the TDS platform is a great complement to Vesta Corporation’s existing portfolio of services and solutions,” said Robert Donahue, Chief Executive Officer at Lightbridge, Inc. “As announced in October 2006, we think it was in the best interest of our shareholders to exit the TDS business. We are pleased to have concluded a sale to Vesta and believe that this is a positive transaction for both companies as well as the existing TDS clients and employees.”
Donahue continued, “With the sale of the TDS business completed, we will be focused solely on growing and expanding our payment processing business, Authorize.Net.”
The Company also announced that, subject to landlord consent, it intends to enter into a sublease agreement with an unrelated party for 45,554 square feet of space in Burlington, MA. This space has been occupied by the TDS business and the Company’s corporate offices. Upon completion of the sublease, all of the Lightbridge space at this location has now been sublet. The corporate headquarters will move by the end of the first quarter to new space in Marlborough, MA.
Revised First Quarter 2007 Guidance
Guidance for the first quarter is only current as of today, February 21, 2007. The Company undertakes no obligation to update its estimates.
The Company anticipates revenue from continuing operations for the first quarter of 2007 to be in the range of $15.9 to $16.7 million. The revised revenue guidance is now the same as the January 31, 2007 guidance for Authorize.Net.

The Company anticipates income from continuing operations per fully diluted share for the first quarter of 2007 to be in the range of $0.01 to $0.07. This includes estimated expenses related to the relocation of the Company’s headquarters. We expect share-based compensation expense in the first quarter of 2007, as required by SFAS 123(R), in a range of $400,000 to $500,000 or $0.01 to $0.02 per fully diluted share. We also expect to record restructuring and asset impairment charges in a range of $400,000 to $600,000 or $0.01 to $0.02 per fully diluted share in the first quarter related to termination benefits.
The Company anticipates net income (loss), including discontinued operations, for the first quarter of 2007 to be in the range of ($0.03) to $0.05 per fully diluted share.
For the first quarter of 2007, income from continuing operations before share-based compensation expense and restructuring and asset impairment charges related to the sublease (a non-GAAP financial measure) is expected to be in the range of $0.05 to $0.11 per fully diluted share.
The Company’s TDS business results, including restructuring and asset impairment charges related to the exit and sale of the business, will be reported as a discontinued operation in the first quarter of 2007. In connection with the sale of the TDS business, the Company expects to record a gain on the sale in the range of $1.0 to $1.5 million or $0.03 to $0.05 per fully diluted share.
Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Such measures exclude share-based compensation expense, restructuring and asset impairment charges, patent litigation settlement expense and the partial reversal of the valuation allowance for deferred tax assets under the Statement of Financial Accounting Standards No. 109. Management believes these non-GAAP financial measures reflect our ongoing business and assist in providing a more complete understanding of the Company’s underlying operational results and trends by allowing a meaningful period-to-period comparison. Management uses these measures along with their corresponding GAAP financial measures to help manage the Company’s business and to help evaluate its performance compared to the marketplace. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate the current operating performance and future prospects of the Company in the same manner as management does and (b) compare in a consistent manner the Company’s current financial results with past financial results. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the attached exhibit and found on the Company’s website at: www.lightbridge.com.
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About Lightbridge
Lightbridge, Inc. (NASDAQ:LTBG) Lightbridge’s payment processing business, Authorize.Net provides secure, reliable, Internet Protocol (IP) based payment gateway solutions that enable over 166,000 merchants to authorize, settle and manage electronic transactions anytime, anywhere, via Web sites, at retail, mail order/telephone order (MOTO) call centers and on wireless devices. Authorize.Net is sold through an extensive network of reseller partners and leading financial institutions that offer its industry leading payment services to their merchant customers.
About Vesta Corporation
Headquartered in Portland, Oregon, USA, with operations in China and Europe, Vesta has been a pioneer and worldwide leader in virtual commerce since 1995. Vesta utilizes proprietary authentication and fraud screening measures in managing its telecommunications and financial services clients’ virtual (phone, Web, and SMS) payment programs, and provides a secure, privacy-assured payment alternative to end users. Vesta has been recognized by Inc. magazine as one of America’s fastest growing privately owned companies for five years running. Vesta’s clients in the US include AT&T, Cingular Wireless, T-Mobile USA, MCI, and Sprint. For more information on Vesta Corporation, email info@trustvesta.com.
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Lightbridge Contact:	Vesta Contact:

Lynn Ricci Investor & Media Relations 781-359-4854 lricci@lightbridge.com	Joshua Rush Director, Marketing 503-790-2500 joshua.rush@trustvesta.com
Note to Editors: LIGHTBRIDGE and AUTHORIZE.NET are registered trademarks and the Lightbridge logo is a trademark of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s belief with respect to the TDS platform, belief that the TDS sale is a positive transaction, revised first quarter 2007 financial guidance and belief that its presentation of non-GAAP financial measures is useful to investors are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) the adverse impact that the Company’s decision to exit the TDS business will have on its revenues, net income, stock price, and future business and operations, (ii) risks and costs associated with the Company’s continuing commitments under TDS customer contracts and TDS related operating leases and the difficulty of transitioning TDS customers and subleasing or exiting facilities, as the case may be, (iii) risks and costs associated with the termination of employees, (iv) continuing rapid change in the, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (v) current and future economic conditions generally and particularly in the payment processing industry, (vi) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or its decision to exit the TDS business, (vii) the impact of compensation expense, restructuring, asset impairment and other charges on the Company’s business and operations including, without limitation, those related to the Company’s decision to exit the TDS business, (viii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions, (ix) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules and governmental regulations, changes in the application of existing laws and the impact of new laws, dependence on relationships with resellers, certain financial institutions and third party payment processors, and unintended or unauthorized releases of personal consumer data, and (x) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2005 Annual Report on Form 10-K, third quarter 2006 Quarterly Report on Form 10-Q and other public filings. The Company undertakes no obligation to update any forward-looking statements.

Lightbridge, Inc. and Subsidiaries
Q1 2007 Guidance Summary
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
Lightbridge’s future performance involves risks and uncertainties, and the Company’s actual results could differ materially from such performance. Some of the factors that could affect the Company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. Additional information about factors that could affect Lightbridge’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Guidance to
Three months ending
March 31, 2007

Total Revenues	$15.9 to $16.7

Net income (loss) per diluted share	($0.03) to $0.05

Income from continuing operations per diluted share	$0.01 to $0.07

Share-based compensation expense	$0.4 - $0.5

Restructuring charges	$0.4 to $0.6

Income from continuing operations per diluted share before share-based compensation expense and restructuring and asset impairment charges(a)	$0.05 to $0.11

(a): Represents a non-GAAP financial measure